Exhibit 99.40

CORD BLOOD AMERICA NAMES DR. JACK GOLDBERG CHAIRMAN OF MEDICAL ADVISORY BOARD

LOS ANGELES, CA. May __, 2007 - Cord Blood America, Inc. (OTC Bulletin Board: CBAI), the umbilical cord blood stem cell preservation company (http://www.cordblood-america.com ) focused on bringing the life saving potential of stem cells to families nationwide and internationally, said today that it has named Jack Goldberg, M.D., as Chairman of its Medical Advisory Board.

Dr. Goldberg served as medical director at CorCell, which is now a Cord Blood America subsidiary, since 1996.  He also serves as the Chief of the Division of Hematology and Oncology at Penn Presbyterian Medical Center, University of Pennsylvania Health System.

Dr. Goldberg recently announced for Cord Blood America the first known worldwide report of a girl with leukemia who was successfully transplanted with her own umbilical cord blood, which had been stored by CorCell.  It was the first autologous cord blood transplant for childhood leukemia anywhere in the world.  He also appeared on the popular ABC Network’s “Good Morning America” to discuss umbilical cord blood banking.

“Since the majority of transplants done worldwide are autologous bone marrow transplants for patients who may benefit from high dose chemotherapy, I believe that in the next 10 years, we will see donors who banked their cord blood benefit by having autologous tissue available to them.  If the hematologist and medical oncologist has knowledge that their patient had preserved their cord blood at birth, treatment for that patient may change to allow for a more aggressive high dose therapy to treat the underlying cancers such as Hodgkin’s, aggressive lymphoma, sarcoma, and Wilms’ tumor ,” said Dr. Goldberg.

“We are delighted that a physician of this accomplishment and background in our sector will chair our Medical Advisory Board,” said Matthew Schissler, CEO, Cord Blood America.  “This is a major step forward for our Company.”

Dr. Goldberg received his medical training at the State University of New York (SUNY) Health Science Center in Syracuse, New York.  Following his internship and residency programs at University Hospital in Boston, Massachusetts, Dr. Goldberg returned to SUNY to complete a fellowship program in hematology and medical oncology.  He was appointed associate professor of medicine and pathology there and actively conducted research in hematopoiesis and disorders of the blood including leukemia and lymphoma.

Dr. Goldberg also lead the Cooper Cancer Institute and the Division of Hematology and Medical Oncology at Cooper Health System in Camden, N.J., where he was appointed professor of medicine of the institution’s affiliated medical school, the Robert Wood Johnson Medical School. With more than 80 published articles in peer reviewed journals, Dr. Goldberg consults with the National Cancer Institute, serving on a number of review committees.

About Cord Blood America

Cord Blood America (OTC Bulletin Board: CBAI) is the parent company of CorCell, which facilitates umbilical cord blood stem cell preservation for expectant parents and their children. Its mission is to be the most respected stem cell preservation company in the industry. Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, blood, and immune disorders. To find out more about Cord Blood America, Inc. (OTC Bulletin Board: CBAI), visit our website at www.corcell.com. For investor information, visit www.cordblood-america.com.

Forward-Looking Statements

Some statements made in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. These statements including those related to the growth of the industry, new stem cell treatments, and the Company's performance, are only predictions and are subject to certain risks, uncertainties and assumptions. Additional risks are identified and described in the Company's public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company's past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

    CONTACT:

    Paul Knopick

    E & E Communications

    949/707-5365

    pknopick@eandecommunications.com

SOURCE Cord Blood America, Inc.